Exhibit 16.1








               Office of the Chief Accountant
               Securities and Exchange Commission
               450 Fifth Street, N.W.
               Washington, DC   20549

               June 24, 2002

               Dear Sir/Madam,

               We have read the four paragraphs of Item 4 included in the Form 8-K dated June 24, 2002 of MDI Entertainment, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained herein.

               Very truly yours,

               /s/Arthur Andersen LLP
               ARTHUR ANDERSEN LLP



               Copy to:  Kenneth Przysiecki-MDI Entertainment, Inc.